REX ETF Trust 485BPOS

Exhibit 99(m)(2)

SCHEDULE A

Effective as of February 12, 2026

Fund Name	Fee Rate
REX COIN Growth & Income ETF	0.25%
REX MSTR Growth & Income ETF	0.25%
REX NVDA Growth & Income ETF	0.25%
REX TSLA Growth & Income ETF	0.25%
REX AAPL Growth & Income ETF	0.25%
REX AMD Growth & Income ETF	0.25%
REX AMZN Growth & Income ETF	0.25%
REX ASML Growth & Income ETF	0.25%
REX AVGO Growth & Income ETF	0.25%
REX BABA Growth & Income ETF	0.25%
REX BKNG Growth & Income ETF	0.25%
REX BRK.B Growth & Income ETF	0.25%
REX CEPT Growth & Income ETF	0.25%
REX CRWD Growth & Income ETF	0.25%
REX CRWV Growth & Income ETF	0.25%
REX DKNG Growth & Income ETF	0.25%
REX GME Growth & Income ETF	0.25%
REX GOOGL Growth & Income ETF	0.25%
REX HOOD Growth & Income ETF	0.25%
REX IBIT Growth & Income ETF	0.25%
REX IONQ Growth & Income ETF	0.25%
REX JPM Growth & Income ETF	0.25%
REX LLY Growth & Income ETF	0.25%
REX MARA Growth & Income ETF	0.25%
REX META Growth & Income ETF	0.25%
REX MSFT Growth & Income ETF	0.25%
REX NFLX Growth & Income ETF	0.25%
REX NOW Growth & Income ETF	0.25%
REX O Growth & Income ETF	0.25%
REX PLTR Growth & Income ETF	0.25%
REX RGTI Growth & Income ETF	0.25%
REX SMCI Growth & Income ETF	0.25%
REX SMR Growth & Income ETF	0.25%
REX SNOW Growth & Income ETF	0.25%
REX TEM Growth & Income ETF	0.25%
REX TLT Growth & Income ETF	0.25%
REX TSM Growth & Income ETF	0.25%
REX UNH Growth & Income ETF	0.25%
REX WMT Growth & Income ETF	0.25%
REX Drone ETF	0.25%
REX IncomeMax Option Strategy ETF	0.25%
The Laddered T-Bill ETF	0.25%
REX Autocallable Income ETF	0.25%